EXHIBIT 99.2

As previously reported, on August 30, 2012, Dalian Wanda Group Co., Ltd. (“Wanda”) acquired AMC Entertainment Holdings, Inc. (“Parent”) through a merger between Parent and Wanda Film Exhibition Co. Ltd. (“Merger Subsidiary”), a wholly-owned indirect subsidiary of Wanda, whereby Merger Subsidiary merged with and into Parent with Parent continuing as the surviving corporation and as a wholly-owned indirect subsidiary of Wanda (the “Merger”). A change of control of AMC Entertainment Inc. occurred pursuant to the Merger. In connection with the change of control, our assets and liabilities were adjusted to fair value on the closing date of the Merger by application of “push down” accounting. As a result of the application of “push down” accounting in connection with the Merger, our financial statement presentations distinguish between a predecessor period, (“Predecessor”), for periods prior to the Merger and a successor period, (“Successor”), for periods subsequent to the Merger. The Successor applied “push down” accounting and its financial statements reflect a new basis of accounting that is based on the fair value of assets acquired and liabilities assumed as of the Merger date, August 30, 2012.  As a result of the application of “push down” accounting at the time of the Merger, the financial statements for the Predecessor period and for the Successor period are presented on different bases and are, therefore, not comparable.  As previously reported, on November 15, 2012, we announced that we changed our fiscal year so that it shall begin on January 1 and end on December 31 of each year.  Prior to the change, our fiscal year ended on the Thursday closest to the last day of March, with our most recent fiscal year having ended on March 29, 2012.

In order to present financial results in a way that offers investors a meaningful calendar period to period comparison, we have combined the current year Predecessor with current year Successor operating information, on an unaudited pro forma combined basis. The unaudited pro forma combined data consist of unaudited Predecessor information for the twenty-two weeks ended August 30, 2012 and unaudited Successor information for the period August 31, 2012 through December 31, 2012. The pro forma information for the period March 30, 2012 through December 31, 2012 does not purport to represent what our consolidated results of operations would have been if the Successor had actually been formed on March 30, 2012, nor have we made any attempt to either include or exclude expenses or income that would have resulted had the acquisition actually occurred on March 30, 2012.  The following schedules provide a reconciliation of our results for CY 2012 and CY 2011.

AMC Entertainment Inc.

Consolidated Statements of Operations (Unaudited)

			CY 2012			CY 2011	CY 2011 to
	13 weeks ended	3/30/2012 to	12/30/2011 to	13 weeks ended	39 weeks ended	52 weeks ended	CY 2012
(In thousands)	3/29/2012	12/31/2012	12/31/2012	3/31/2011	12/29/2011	12/29/2011	% Change
Revenues
Admissions	$425,826	$1,364,663	$1,790,489	$350,293	$1,295,469	$1,645,762	8.8%
Concessions	171,599	571,869	743,468	143,864	518,081	661,945	12.3%
Other theatre	39,018	81,032	120,050	15,304	71,984	87,288	37.5%

Total Revenues	636,443	2,017,564	2,654,007	509,461	1,885,534	2,394,995	10.8%

Operating costs and expenses
Film exhibition costs	221,191	728,100	949,291	176,544	694,863	871,407	8.9%
Concession costs	22,620	77,871	100,491	18,305	70,961	89,266	12.6%
Operating expense	171,352	527,762	699,114	212,600	525,431	738,031	-5.3%
Rent	110,719	332,460	443,179	113,725	334,607	448,332	-1.1%
General and administrative:
Merger, acquisition and transaction costs	1,443	3,538	4,981	914	1,179	2,093	*
Management fee	1,250	2,500	3,750	1,250	3,750	5,000	-25.0%
Other	15,711	56,135	71,846	16,886	36,065	52,951	35.7%
Depreciation and amortization	56,847	152,604	209,451	55,137	155,970	211,107	-0.8%
Impairment of long-lived assets	285	—	285	12,779	—	12,779	-97.8%
Operating costs and expenses	601,418	1,880,970	2,482,388	608,140	1,822,826	2,430,966	2.1%

Operating income (loss)	35,025	136,594	171,619	(98,679)	62,708	(35,971)	*
Other expense (income)
Other expense	1,025	1,009	2,034	16,944	377	17,321	-88.3%
Interest expense:
Corporate borrowings	41,380	112,873	154,253	42,710	120,265	162,975	-5.4%
Capital and financing lease obligations	1,488	4,263	5,751	1,594	4,480	6,074	-5.3%
Equity in (earnings) of non-consolidated entities	(10,695)	(5,065)	(15,760)	(121)	(1,864)	(1,985)	*
Investment expense (income)	(25)	249	224	(76)	17,666	17,590	-98.7%
Gain on NCM transactions	—	—	—	207	—	207	-100.0%
Total other expense	33,173	113,329	146,502	61,258	140,924	202,182	-27.5%

Earnings (loss) from continuing operations before income taxes	1,852	23,265	25,117	(159,937)	(78,216)	(238,153)	*
Income tax provision (benefit)	505	480	985	(600)	1,510	910	8.2%

Earnings (loss) from continuing operations	1,347	22,785	24,132	(159,337)	(79,726)	(239,063)	*
Earnings (loss) from discontinued operations, net of income taxes	(620)	34,465	33,845	(393)	(2,989)	(3,382)	*

Net earnings (loss)	$727	$57,250	$57,977	$(159,730)	$(82,715)	$(242,445)	*

* Percentage change in excess of 100%

AMC Entertainment Inc.

Reconciliation of Adjusted EBITDA (Unaudited)

			CY 2012			CY 2011
	13 weeks ended	3/30/2012 to	12/30/2011 to	13 weeks ended	39 weeks ended	52 weeks ended
In thousands	3/29/2012	12/31/2012	12/31/2012	3/31/2011	12/29/2011	12/29/2011

Earnings (loss) from continuing operations	$1,347	$22,785	$24,132	$(159,337)	$(79,726)	$(239,063)
Plus:
Income tax provision	505	480	985	(600)	1,510	910
Interest expense	42,868	117,136	160,004	44,304	124,745	169,049
Depreciation and amortization	56,847	152,604	209,451	55,137	155,970	211,107
Impairment of long-lived assets	285	—	285	12,779	—	12,779
Certain operating expenses (2)	3,163	13,533	16,696	57,210	13,112	70,322
Equity in earnings from non-consolidated entities	(10,695)	(5,065)	(15,760)	(121)	(1,864)	(1,985)
Cash distributions from non-consolidated entities	12,517	17,277	29,794	14,489	20,595	35,084
Gain on NCM transactions	—	—	—	207	—	207
Investment expense (income)	(25)	249	224	(76)	17,666	17,590
Other expense	1,025	1,346	2,371	16,944	389	17,333
General and administrative expense-unallocated:
Merger, acquisition and transaction costs	1,443	3,538	4,981	914	1,179	2,093
Management fee	1,250	2,500	3,750	1,250	3,750	5,000
Stock-based compensation expense	491	830	1,321	506	1,471	1,977

Adjusted EBITDA (1)	$111,021	$327,213	$438,234	$43,606	$258,797	$302,403

(1)We present Adjusted EBITDA as a supplemental measure of our performance that is commonly used in our industry. We define Adjusted EBITDA as earnings (loss) from continuing operations plus (i) income tax provisions (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include any cash distributions of earnings from our equity method investees. These further adjustments are itemized in the table above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•              does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•              does not reflect changes in, or cash requirements for, our working capital needs;

•              does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•              excludes income tax payments that represent a reduction in cash available to us;

•              does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•              does not reflect management fees that were paid to our former sponsors

(2) Certain operating expenses
Preopening expense	$577	$4,588	$5,165	$1,258	$3,474	$4,732
Theatre and other closure expense	1,762	6,572	8,334	55,382	5,687	61,069
Deferred digital equipment rent expense	957	3,617	4,574	570	2,525	3,095
Disposition of assets	(133)	(1,244)	(1,377)	—	1,426	1,426

	$3,163	$13,533	$16,696	$57,210	$13,112	$70,322